EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Northern Oil and Gas, Inc., on Form 10-K for the period ended December 31, 2010, as filed with the United States Securities and Exchange Commission on the date hereof, (the “Report”), each of the undersigned officers of our company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of our company.

Date:	March 4, 2011	By:	/s/ Michael L. Reger
Michael L. Reger Chief Executive Officer and Director

Date:	March 4, 2011	By:	/s/ Chad D. Winter
Chad D. Winter Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to our company and will be retained by our company and furnished to the Securities and Exchange Commission or its staff upon request.